Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Sunoco Partners LLC and Limited Partners of Sunoco Logistics Partners, L.P.

We have audited the accompanying consolidated balance sheets of Sunoco Logistics Partners L.P. (the “Partnership”) as of
December 31, 2012 (successor) and 2011 (predecessor), and the related consolidated statements of comprehensive income, equity, and cash flows for the period from October 5, 2012 to December 31, 2012 (successor), the period from January 1, 2012 to October 4, 2012 (predecessor) and the years ended December 31, 2011 and 2010 (predecessor). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sunoco Logistics Partners L.P. at December 31, 2012 (successor) and 2011 (predecessor) and the consolidated results of their operations and their cash flows for the period from October 5, 2012 to December 31, 2012 (successor), the period from January 1 to October 4, 2012 (predecessor) and the years ended December 31, 2011 and 2010 (predecessor), in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Sunoco Logistics Partners L.P.'s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 28, 2013 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 1, 2013